Consent of Counsel

     We hereby consent to the use of our name and to the references to our firm as Counsel to Pacific Investment Management Institutional Trust (the "Fund") included in or made a part of Pre-Effective Amendment No. 4 to the Fund's Registration Statement (File No. 33-12113) or Form N-1A under the Securities Act of 1933, as amended.

                                               /s/Dechert Price & Rhoads

May 1, 1987